Exhibit 99.1

GNC Holdings, Inc. Reports First Quarter 2013 Results

Announces Chainwide Launch of Member Pricing Program

Revenue Increases 6.5% in the First Quarter

Same Store Sales Increase 1.9% in the First Quarter, 17.7% on a Two-Year Basis

EPS Increases 21.7% to $0.73 as compared to First Quarter 2012 Adjusted EPS of $0.60

PITTSBURGH, April 26, 2013 — GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty retailer of health and wellness products, today reported its financial results for the quarter ended March 31, 2013.

In addition to presenting the Company’s financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), the Company is also presenting results on an “adjusted” basis to exclude the impact of certain expenses related to the Company’s secondary offering (the “Offering”) in the first quarter of 2012.

First Quarter Performance

For the first quarter of 2013, the Company reported consolidated revenue of $664.7 million, an increase of 6.5% over consolidated revenue of $624.3 million for the first quarter of 2012.  The Company estimates the combined effect of Leap Year and the Easter holiday shift negatively impacted revenue by approximately 200 basis points.  Revenue increased in each of the Company’s segments:  retail by 5.0%, franchise by 6.3% and manufacturing/wholesale by 19.6%.

Same store sales increased 1.9% in domestic company-owned stores (including GNC.com sales) in the first quarter 2013, representing the Company’s 31st consecutive quarter of positive same store sales growth.  The Company estimates the Easter holiday shift negatively impacted same store sales by approximately 100 basis points.  In domestic franchise locations, same store sales — also negatively affected by the Easter holiday shift - increased 3.2%.

For the first quarter of 2013, the Company reported GAAP net income of $72.6 million, compared to $63.9 million for the first quarter of 2012.  Net income for the first quarter of 2012 included $0.7 million of non-recurring expenses associated with the Offering.  Excluding these expenses and the related tax impact, net income for the first quarter of 2013 increased $8.1 million or 12.5% over adjusted net income of $64.5 million for the first quarter of 2012.  Diluted earnings per share were $0.73 for the first quarter of 2013, a 21.7% increase over adjusted diluted earnings per share of $0.60 for the first quarter of 2012.

Joe Fortunato, Chairman, President & CEO, said “2013 is positioned to be an exciting and transformational year as we make key investments in the business.  In the first quarter, we demonstrated our ability to deliver results even while facing the most challenging compare of the year.  Our 2013 product development cycle is on track, as is our pipeline for 2014.  Further, we invested an incremental $3 million in brand marketing to reach a broader consumer base with the ‘Respect Yourself’ message as we approach launch of our Member Pricing program.  These initiatives continue to fuel our retail business, which carried top line momentum from 2012 through January of this year.  And while February was not as strong as expected - similar to others in specialty retail - March trends rebounded, especially later in the month, with the improvement continuing into April.  Lastly, we are excited about the rollout of our Member Pricing program to further enhance the business.”

Member Pricing Update

The Company is pleased to announce that in May 2013 it is planning to expand its Member Pricing program to all stores nationwide and to GNC.com, providing members access to GNC’s premium products and leading brands at a great value, increased convenience and simplified pricing every day of the year.  The launch will be supported by a comprehensive marketing campaign including national radio, Gold Card giveaways, direct marketing and social media, complemented with extensive in-store training, signage and customer engagement.  The anticipated financial impact of this rollout is included in the Company’s Current 2013 Outlook as presented in this release.

First Quarter Segment Operating Performance

For the first quarter of 2013, retail segment revenue grew 5.0% to $493.5 million, compared to $469.8 million for the first quarter of 2012, driven primarily by a 1.9% same store sales increase in domestic company-owned stores (or approximately 2.9% adjusting for the Easter holiday shift) including GNC.com revenue, and 141 net new stores from the end of the first quarter of 2012. Operating income increased by 5.8%, from $93.2 million to $98.6 million, and was 20.0% of segment revenue for the first quarter 2013, compared to 19.8% for the first quarter of 2012.  The increase in operating income percentage was driven by higher gross profit margin and expense leverage on the same store sales increase in payroll, partially offset by a planned increase in marketing spend this quarter in support of the “Respect Yourself” marketing campaign launch.

For the first quarter of 2013, franchise segment revenue grew 6.3% to $107.9 million, compared to $101.5 million for the first quarter of 2012, driven primarily by increased wholesale product sales and royalty income in both domestic and international franchise operations.  Operating income increased 11.6%, from $34.4 million to $38.4 million, and was 35.6% of segment revenue for the first quarter of 2013, compared to 33.9% for the first quarter of 2012.  The increase in operating income percentage was driven by higher gross profit margin.

For the first quarter of 2013, manufacturing/wholesale segment revenue, excluding intersegment revenue, increased 19.6% to $63.3 million, compared to $53.0 million for the first quarter of 2012.  Operating income increased 0.4% from $22.8 million to $22.9 million and was 36.2% of segment revenue for the first quarter of 2013 compared to 43.1% for the first quarter of 2012.  The decrease in operating income percentage was driven primarily by a lower mix of proprietary product sales.

Total operating income for the first quarter of 2013 was $124.5 million, a $12.5 million, or 11.1%, increase over operating income of $112.1 million for the first quarter of 2012.  First quarter operating income in 2012 included $0.7 million of non-recurring costs related to the Offering.

In the first quarter of 2013, the Company opened 32 net new domestic company-owned stores, 31 net new international franchise locations, 9 net new domestic franchise locations, and 9 net new Rite Aid franchise store-within-a-store locations.

In the first quarter of 2013, the Company generated net cash from operating activities of $95.5 million, incurred capital expenditures of $9.9 million, repurchased $61.3 million in common stock under share repurchase programs, and paid $14.7 million in common stock dividends.  The Company generated $84.9 million in free cash flow (which it defines as cash provided by operating activities less cash used in investing activities) and at March 31, 2013, the Company’s cash balance was $176.2 million.

Capital Structure

The Company’s Board of Directors has declared a cash dividend of $0.15 per share of its common stock for the second quarter of 2013.  The dividend will be payable on or about June 28, 2013 to stockholders of record at the close of business on June 14, 2013.  The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

In the first quarter of 2013, the Company repurchased $61.3 million in shares of its common stock under the previously authorized $250 million share repurchase program.  Additional details of the program can be found in the section entitled Forward-Looking Statements.

At the end of the first quarter of 2013, diluted shares outstanding were approximately 99.0 million.

Current 2013 Outlook

The Company’s current outlook for 2013 is based on current expectations and includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Below is the Company’s current outlook for 2013, which is being updated from the initial outlook provided on February 14, 2013:

•              Consolidated earnings per diluted share (“EPS”) of approximately $2.75 - $2.80 for the full year 2013, an 18% - 20% increase over 2012 Adjusted EPS of $2.33.  This is unchanged from the Company’s initial outlook for 2013.

•                  The Company expects the Member Pricing rollout to be neutral to EPS for the full year, as a 5¢ - 6¢ negative impact in Q2 2013 primarily from product margin rate investment, incremental marketing spend, and franchise store support is fully offset by incremental revenue, gross profit dollars, and earnings in Q3 and Q4 2013.

•              The EPS outlook is based on achieving a mid-single digit increase in domestic company-owned same store sales for Q2 2013, and a high-single digit increase for Q3 and Q4 2013.  This includes the impact of the Member Pricing rollout.

About Us

GNC Holdings, Inc., headquartered in Pittsburgh, PA, is a leading global specialty retailer of health and wellness products, including vitamins, minerals, and herbal supplement products, sports nutrition products and diet products, and trades on the New York Stock Exchange under the symbol “GNC.”

As of March 31, 2013, GNC has more than 8,200 locations, of which more than 6,200 retail locations are in the United States (including 958 franchise and 2,190 Rite Aid franchise store-within-a-store locations) and franchise operations in 55 countries (including distribution centers where retail sales are made).  The Company — which is dedicated to helping consumers Live Well — has a diversified, multi-channel business model and derives revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships.  GNC’s broad and deep product mix, which is focused on high-margin, premium, value-added nutritional products, is sold under GNC proprietary brands, including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, and under nationally recognized third party brands.

Conference Call

GNC has scheduled a conference call and webcast to report its first quarter 2013 financial results on Friday, April 26, 2013 at 10:00 am Eastern time.  To listen to this call, dial 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.  The conference identification number for all participants is 41904705.   A webcast of the call will also be available on www.gnc.com - via the Investor Relations section under “About GNC” - through May 24, 2013.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions of strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain, and the Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward looking statement, including unfavorable publicity or consumer perception of our products; costs of compliance and our failure to comply with new and existing governmental regulations governing our products, including, but not limited to, proposed dietary supplement legislation and regulations; disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company owned retail operations, any inability to grow our international footprint, or any inability to expand our e-commerce businesses.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward- looking statements. For a listing of factors that may materially affect such forward -looking statements, please refer to the Company’s  Annual  Report  on  Form  10-K  for  the  year  ended  December  31,  2012  filed  with  the  Securities  and  Exchange Commission.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing.  The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.

Management has included non-GAAP financial measures in this press release because it believes they represent an effective supplemental means by which to measure the Company’s operating performance. Management believes that adjusted net income and adjusted diluted earnings per share are useful to investors as they enable the Company and its investors to evaluate and compare the Company’s results from operations in a more meaningful and consistent manner by excluding specific items which are not reflective of ongoing operating results. Adjusted net income and adjusted diluted earnings per share are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income, operating income, or any other performance measures derived in accordance with GAAP, or as an alternative to GAAP cash flow from operating activities, as a measure of the Company’s profitability or liquidity.

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands)

	Three months ended March 31,
	2013	2012
	(unaudited)
Revenue	$664,691	$624,272
Cost of sales, including cost of warehousing, distribution and occupancy	408,554	383,563

Gross profit	256,137	240,709

Compensation and related benefits	79,545	80,044
Advertising and promotion	20,440	16,219
Other selling, general and administrative	31,665	31,784
Foreign currency gain	(33)	(93)
Transaction related costs (a)	—	686
Operating income	124,520	112,069

Interest expense, net	11,015	10,383

Income before income taxes	113,505	101,686

Income tax expense	40,862	37,829

Net income	$72,643	$63,857

Income per share - Basic and Diluted:

Earnings per share:
Basic	$0.73	$0.60
Diluted	$0.73	$0.59

Weighted average common shares outstanding:
Basic	98,997	105,805
Diluted	99,861	107,746

(a) Expenses related to the Offering.

The following table provides a reconciliation of net income and EPS to adjusted net income and adjusted EPS for each period:

	Three months ended March 31,
	2013	2012
	(in thousands) (unaudited)
Net Income	$72,643	$63,857
Transaction related costs (a)	—	686
Adjusted net income	$72,643	$64,543

Adjusted earnings per share:
Basic	$0.73	$0.61
Diluted	$0.73	$0.60

Weighted average common shares outstanding:
Basic	98,997	105,805
Diluted	99,861	107,746

(a) Expenses related to the Offering.

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
Current assets:
Cash and cash equivalents	$176,164	$158,541
Receivables, net	137,659	129,641
Inventories	510,719	491,599
Prepaids and other current assets	41,769	39,016
Total current assets	866,311	818,797

Long-term assets:
Goodwill, brands and other intangibles, net	1,500,807	1,501,632
Property, plant and equipment, net	198,928	199,487
Other long-term assets	33,142	32,124
Total long-term assets	1,732,877	1,733,243

Total assets	$2,599,188	$2,552,040

Current liabilities:
Accounts payable	$138,621	$125,165
Current portion, long-term debt	3,816	3,817
Deferred revenue and other current liabilities	142,011	116,337
Total current liabilities	284,448	245,319

Long-term liabilities:
Long-term debt	1,093,930	1,094,745
Other long-term liabilities	331,925	329,937
Total long-term liabilities	1,425,855	1,424,682
Total liabilities	1,710,303	1,670,001

Total stockholders’ equity	888,885	882,039

Total liabilities and stockholders’ equity	$2,599,188	$2,552,040

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2013	2012
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72,643	$63,857
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	12,549	12,335
Amortization of debt costs	629	582
Increase in receivables	(9,418)	(10,530)
Increase in inventory	(23,058)	(55,884)
Increase in accounts payable	13,256	37,473
Other operating activities	28,926	22,883
Net cash provided by operating activities	95,527	70,716

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(9,917)	(9,220)
Other investing activities	(682)	(1,388)
Net cash used in investing activities	(10,599)	(10,608)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid to shareholders	(14,728)	(11,497)
Payments on long-term debt	(943)	(415)
Repurchase of treasury stock	(61,310)	(5,885)
Proceeds and tax benefit from exercise of stock options	9,428	33,561
Other financing activities	—	(2,500)
Net cash (used in) provided by financing activities	(67,553)	13,264

Effect of exchange rate on cash and cash equivalents	248	(236)
Net increase in cash and cash equivalents	17,623	73,136
Beginning balance, cash and cash equivalents	158,541	128,438
Ending balance, cash and cash equivalents	$176,164	$201,574

Segment Financial Data and Store Counts (unaudited)

Retail Segment — Company-owned stores in the U.S. and Canada as well as e-commerce

	Three months ended March 31,
$ in thousands	2013	2012
	(unaudited)
Revenue	$493,467	$469,821
Comp store sales - domestic, including GNC.com	1.9%	15.8%
Operating Income	$98,583	$93,176
% Revenue	20.0%	19.8%

Franchise Segment — Franchise-operated domestic and international locations

	Three months ended March 31,
$ in thousands	2013	2012
	(unaudited)
Domestic	$66,225	$63,568
International	41,662	37,916
Total revenue	$107,887	$101,484
Operating income	$38,425	$34,428
% Revenue	35.6%	33.9%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended March 31,
$ in thousands	2013	2012
	(unaudited)
Revenue	$63,337	$52,967
Operating income	$22,926	$22,837
% Revenue	36.2%	43.1%

Consolidated unallocated costs (a)

	Three months ended March 31,
$ in thousands	2013	2012
	(unaudited)
Warehousing and distribution costs	$(16,355)	$(15,795)
Corporate costs	$(19,059)	$(21,891)
Transaction related costs	$—	$(686)

(a)         Part of consolidated operating income.

Consolidated Store Count Activity

	Three months ended March 31, 2013
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,188	949	1,830	2,181	8,148
Store openings (a)	41	16	40	9	106
Store closings	(9)	(7)	(9)	—	(25)
End of period balance	3,220	958	1,861	2,190	8,229

	Three months ended March 31, 2012
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,046	924	1,590	2,125	7,685
Store openings (a)	46	19	45	21	131
Store closings	(13)	(15)	(11)	—	(39)
End of period balance	3,079	928	1,624	2,146	7,777

(a) openings include new stores and corporate/franchise conversion activity

(b) including Canada

Contacts:

Investors:                    Michael M. Nuzzo, Executive Vice President and CFO

(412) 288-2029, or

Dennis Magulick, Senior Director Treasury & Investor Relations

(412) 288-4632

SOURCE:	GNC Holdings, Inc.
Web site:	http://www.gnc.com/